UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010 (April 22, 2010)

IASIS HEALTHCARE LLC
 (Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of David R. White as Chief Executive Officer of the Company

On April 22, 2010, IASIS Healthcare LLC (the “Company”) announced that David R. White, Chief Executive Officer of the Company and Chairman of the Board of IASIS Healthcare Corporation (“IAS”), sole member of the Company, will retire from his position as Chief Executive Officer of the Company by the end of 2010. Mr. White will remain the Chairman of the Board of IAS.

Resignation of Sandra K. McRee as President of the Company and Appointment to Board of Directors

  Also on April 22, 2010, the Company announced that Sandra K. McRee will resign from her position as President of the Company effective immediately and will also resign from her position as Chief Operating Officer of the Company on a timeframe yet to be determined. The Company has begun a national search to find a successor to Ms. McRee as Chief Operating Officer of the Company. In connection with this transition, effective immediately, Ms. McRee has been appointed to the Board of Directors of IAS and will serve as Vice Chairman of the Board. Ms. McRee was appointed Chief Operating Officer of IAS in May 2001 and President in May 2004. She was appointed President and Chief Operating Officer of the Company on June 22, 2004. Ms. McRee was a Regional Vice President for Province Healthcare Corporation from April 1999 until May 2001, where she oversaw the operations of five facilities in Florida, Louisiana and Mississippi. Ms. McRee also served as Vice President, Operations of Province Healthcare Corporation from October 1998 through March 1999. From August 1997 through September 1998, she served as a Division President for Columbia/ HCA. Ms. McRee also served as a Group Vice President, Operations for Columbia/HCA from May 1995 through July 1997. Prior to joining Columbia/HCA, Ms. McRee served as an Assistant Vice President for Community Health Systems Inc. where she oversaw 36 facilities. Ms. McRee has spent her entire professional career in the healthcare industry. The Board of Directors of IAS believes it will benefit from Ms. McRee’s business and operating experience and knowledge of the Company and the healthcare industry.

Appointment of W. Carl Whitmer as President and Chief Executive Officer of the Company and Appointment to Board of Directors

In conjunction with Mr. White’s retirement as Chief Executive Officer and Ms. McRee’s resignation as President, on April 22, 2010, the Company announced the appointment of W. Carl Whitmer as the President of the Company effective immediately and the Chief Executive Officer of the Company effective upon Mr. White’s retirement. In addition, effective immediately, Mr. Whitmer has been appointed to the Board of Directors of IAS. Mr. Whitmer has previously served as Vice President and Treasurer of IAS from March 2000 through October 2001, and was appointed Chief Financial Officer of IAS effective November 2001. He was appointed Chief Financial Officer of the Company effective June 22, 2004. Prior to joining the Company, Mr. Whitmer served as Vice President of Finance and Treasurer and Chief Financial Officer of PhyCor Inc., where he was employed from July 1994 through February 2000. Mr. Whitmer’s responsibilities at PhyCor included acquisitions, capital planning and management, investor relations, treasury management and external financial reporting. Prior to joining PhyCor, Inc. Mr. Whitmer served as a Senior Manager with the accounting firm of KPMG LLP, where he was employed from July 1986 to July 1994. The Board of Directors of IAS believes that Mr. Whitmer’s extensive business, operating, financial, legal and policy experience, and knowledge of the Company and the Company’s industry will make him a valuable member of the Board.

Appointment of John M. Doyle as Chief Financial Officer of the Company

In connection with Mr. Whitmer’s appointment to the position of President and incoming Chief Executive Officer of the Company, John M. Doyle has been appointed by the Board of Directors of IAS to the position of Chief Financial Officer of the Company. Mr. Doyle has previously served as Vice President and Treasurer of IAS from April 2002 and was appointed Vice President and Treasurer of the Company on June 22, 2004. He was appointed Vice President and Chief Accounting Officer of the Company effective July 2006. Mr. Doyle was a Senior Manager at Ernst & Young LLP from February 1997 until March 2002 and at KPMG LLP from August 1994 to January 1997, where he specialized in healthcare audit and business advisory services, including mergers and acquisitions. In addition, from October 1991 to August 1994, Mr. Doyle was the Chief Financial Officer for two community hospitals in East Tennessee and North Carolina.

A copy of the press release issued by the Company regarding the executive management transition issues described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

Date: April 26, 2010	By:	/s/ John M. Doyle
John M. Doyle Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated April 22, 2010.